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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                      STATE OF INCORPORATION
------------------------------            --------------------------------------
Havertys Capital, Inc.                    Nevada
Havertys Credit Services, Inc.            Tennessee
Havertys Enterprises, Inc.                Nevada